SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported):

July 14, 2006

ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13638	13-3711775

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

417 Fifth Avenue, New York, New York 10016
(Address of principal executive offices) (Zip code)

(212) 576-4000
(Registrant's telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Marvel Entertainment, Inc. (the “Company” or “Marvel”), today announced the departure of Tim Rothwell, President of Worldwide Consumer Products and Bruno Maglione, President of Marvel International. Messrs. Rothwell’s and Maglione’s day-to-day responsibilities will be handled by other senior executives within the Company.

Marvel’s Chief Administrative Officer and General Counsel, John Turitzin, commented, “We wish Tim and Bruno the best of good fortune in whatever pursuits they may enter.”

In connection with Messrs. Rothwell’s and Maglione’s departure, on July 14, 2006, the Company entered into an agreement with each Executive providing for a release of claims by the Executive and by the Company and providing for the payment by the Company to the Executive of an amount equal to one year’s salary. In addition, the agreement fixes the amount of each Executive’s 2006 bonus (payable in early 2007), provides for the Company to pay certain costs of medical insurance through the earlier of July 14, 2007 or the date on which the Executive begins work as an employee or consultant for another entity and terminates each Executive’s existing employment agreement with the Company.

Item 1.02. Termination of a Material Definitive Agreement.

See Item 1.01 of this Current Report on Form 8-K above, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVEL ENTERTAINMENT, INC.

By: /s/ Kenneth P. West

Name:	Kenneth P. West
Title:	Executive Vice President
and Chief Financial Officer

Date: July 17, 2006